Exhibit 99.2

This document is a translation of the Hebrew original. In case of differences, the Hebrew version shall prevail.

ZOOZ Power Ltd

(the “Company”)

Date: July 31, 2023

To:	To:
Israel Securities Authority	Tel Aviv Stock Exchange Ltd.
www.isa.gov.il	www.tase.co.il

Dear Sir/Madam,

Re: Signing a Binding Agreement to Merge with a SPAC on the NASDAQ Stock Exchange

The Company is pleased to announce that on July 30, 2023 the Company entered into a Business Combination Agreement and other related agreements (the “Merger Agreement” and the “Merger Transaction”, respectively) with a public company that was formed as a Special Purpose Acquisition Company (the “SPAC”) the securities of which are traded1 as of the date of publication of this Report on the Nasdaq Capital Market (“NASDAQ”); The SPAC is a third party unrelated to the Company (the Company and the SPAC, collectively, the “Parties”).

The purpose of the SPAC is to consummate a business combination through, among other things, a merger transaction, an asset purchase transaction, a share exchange, etc., within a given period of time2. The SPAC has raised, as part of an initial public offering (IPO) in early 2022, an amount of over USD 1003 million on the NASDAQ, and holds in its trust account, as of the date of this report, approximately USD 25 million in cash, following partial redemption of the shares of the SPAC4.

[1]	The SPAC’s securities are traded under the symbols: NASDAQ: “KYCHU”, “KYCH”, “KYCHW”, “KYCHR”, “Keyarch”.
[2]	In accordance with the SPAC’s Memorandum and Articles of Association, the SPAC must complete the aforementioned Business Combination by July 27, 2023 (the “Final Date for Completing the Merger Transaction”). On July 20, 2023, the general meeting of the SPAC’s shareholders approved the authorization of the SPAC Board of Directors to extend the Final Date for the Completing the Merger Transaction until October 27, 2023 and the authorization of the Board of Directors of the SPAC to extend the said date on a monthly basis by another three months until January 27, 2024.
[3]	It should be noted that in accordance with the Memorandum and Articles of Association of the SPAC, the Shareholders of the SPAC have the right to demand, until the date of the SPAC’s General Meeting to approve the Merger Transaction, the redemption of their investment in cash at the price of the SPAC’s IPO (“Redemption Right”).
[4]	Such partial redemption was made by the public shareholders of the SPAC in accordance with their redemption right in connection with the special general meeting of the SPAC’s stockholders convened for the approval of an extension to the Final Date for the Business Combination.

The Parties intend to complete the Merger Transaction during the fourth quarter of 2023. Upon completion of the Merger Transaction, insofar as it is completed as described below, the Company will become a dual-listed company, whose shares, subject to applicable securities laws, are eligible for trading on each of the Tel Aviv Stock Exchange and the NASDAQ Stock Exchange. The Company views this process as a significant and important step in the process of the Company’s growth and development, and in particular at the current timing, in light of advanced processes of market penetration and the supply of the Company’s systems to customers and business partners in Europe and the US, and in light of the acceleration in the growth of the charging infrastructure market for electric vehicles in these territories. The Company estimates that the business processes it is promoting, combined with its transformation into a dual-listed company and its exposure to the US capital market, are expected to improve its ability to raise working capital for the benefit of the growth of its business activities and contribute to positioning the Company as a leading supplier of energy storage systems that support the ultra-fast charging infrastructure for electric vehicles, and therefore these moves have the potential to maximize value to the Company’s Shareholders.

The Company intends to hold two investors calls via the ZOOM application on Monday, July 31, 2023, between 10:30 and 11:30 a.m., IST, and on Thursday, August 3, 2023, between 16:00 and 17:00 p.m., IST, to review the Merger Transaction and its future prospects. Also, before the calls on July 31, 2023, the Company will publish a presentation for the investors call.

To join the investors call on Monday, July 31, 2023, you can use the following link: https://us02web.zoom.us/webinar/register/WN_jZtrgi-LRp-YNjQteplwIA

To join the investors call on Thursday, August 3, 2023, you can use the following link: https://us02web.zoom.us/webinar/register/WN_QK-LVZY9SPmGwJqeOzuokQ

Below are the main details in a condensed form in connection with the Merger Transaction, in accordance with the terms of the Merger Agreement:

1.	The Merger: The Merger Transaction will be carried out as part of a Reverse Triangular Merger during which the SPAC will merge with a subsidiary of the Company (recently established for the purpose of the Merger Transaction) and thus become a Private Company fully owned by the Company. The aforementioned Merger will be carried out against the allocation of (a) Ordinary Shares of the Company (for the SPAC shares) and (b) traded warrants and non-traded warrants of the Company to the holders of various securities of the SPAC (for their securities in the SPAC) in accordance with the conditions detailed in the Merger Agreement. The shares and traded warrants that will be allocated as aforementioned will be listed for trading on the NASDAQ and the Company will become a Dual-Listed Company that will report in Israel in accordance with the “Dual Listing” rules.

2.	The rights of existing Shareholders of the Company and the consideration: The valuation of the Company, immediately prior to the Merger Transaction, agreed upon in the negotiations between the Parties, as reflected in the transaction, was determined to be up to USD 100 million (as a total of 10 million shares are received at a value of $10 per share) in accordance with the detailed hereinafter. Accordingly, shortly before the completion of the Merger Transaction, the Company will carry out a recapitalization (reverse split), in such a way that all the shareholders of the Company as of the date of completion of the Merger will hold a total of approximately 6 million shares, with a value of USD 10 per share (the “Capital Consolidation”)[5], meaning a total value of USD 60 million. In addition, the Company’s shareholders at the set date will be entitled, as mentioned above, for additional[6] contingent consideration of up to 4 million shares, reflecting an agreed valuation of the Company, immediately prior to the Merger Transaction, of up to U$40 million, that would be payable following the closing upon ZOOZ’s achievement of the applicable earnout milestones as set forth in the Business Combination Agreement, in the form of non-registered, non-transferable rights, as part of a Shelf Offering Report, that may be converted into Ordinary Shares of the Company (the “Non-Registered Rights” and the “Milestone Shares”, respectively), if the Company meets certain milestones stipulated in the Merger Agreement (based on share price or revenues) within 5 years from the date of completion of the Merger Transaction[7].

[5]	The Capital Consolidation will be carried out in accordance with the conversion ratio which is estimated as of the date of this report at approximately 11.6 (but may change according to several parameters until the completion of the merger) (the “Conversion Ratio”). In other words, the 6 million shares that will be held by the Company’s Shareholders will be received from Capital Consolidation in the above ratio of: (a) the total allocated Share Capital of the Company immediately before the completion of the transaction and in addition (b) the amount of Ordinary Shares that can be allocated as a result of the exercise of the Company’s Options and Warrants on a net exercise basis (except for the Company’s Options and Warrants which were excluded from the aforementioned formula as part of the Merger Agreement, which include the Series 3 Warrants and Options for Employees whose exercise price will be higher than USD 10 after the Capital Consolidation)
[6]	In addition to the total of approximately 6 million Ordinary Shares that will be received from the Capital Consolidation and the completion of the Merger Transaction, as stated above.
[7]	The allocation of the rights, the conversion of the rights (insofar as they are converted) and the allocation of the Milestone Shares (to the extent that they are allocated) will be subject to a tax arrangements that will apply to the Company in connection with the aforementioned in accordance with the provisions of the applicable law and the competent authorities.

For the avoidance of doubt, the Holders of the existing securities in the Company (Shareholders, Holders of Warrants) will continue to hold the same securities in the Company and they will not receive any monetary compensation.

The Company estimates at this stage that, immediately after the completion of the Merger Transaction, the holdings rate of the existing Shareholders in the Company will be approximately 40%-50% of the issued and paid-up capital of the Company (not on a fully diluted basis), subject to various conditions that are not known at this time, including engaging in and completing investment transactions (as detailed in Section 3 below) and the rates of redemption of the SPAC Shareholders, which may change the estimated holdings rate12 above.

3.	The Cash Balances of the SPAC: Upon completion of the Merger Transaction, and the SPAC becoming a company fully owned by the Company, the cash balances of the SPAC will be added to the Company’s funds and will be used by the Company for its working capital needs and its current activities in accordance with its strategy and work plan, as decided from time to time by Company Management. A Condition Precedent to the completion of the Merger Transaction is that at least USD 10 million net[13] in cash be left in the SPAC Fund (along with investment funds that may be received as part of the investment transactions as defined below) (the “Minimum Amount in the SPAC”).

4.	Private investment transactions (PIPE): In accordance with the terms of the Merger Transaction, during the period until the completion of the Merger Transaction, the SPAC, with the assistance of the Company, may enter into investment agreements (PIPE) with third parties under conditions that will be agreed upon between the SPAC, the Company and the third parties, which will enter into force upon the completion of the Merger (the “Investment Transactions”). As part of the Investment Transactions, as soon as they are signed and completed, the Investors, subject to the completion of the relevant Investment Transaction, will be allocated securities under the conditions and price per share as determined in the relevant Investment Transaction. As of this date, binding terms have not yet been agreed upon with investors for Investment Transactions.

5.	Registration Statement: The SPAC intends to take action so that the Company will submit to the US Securities and Exchange Commission (SEC) a draft of a Registration Statement, which includes a Prospectus (on Form F-4) for the Company’s Ordinary Shares and the Company’s traded Warrants that will be allocated at the time of completion of the Merger Transaction to the Holders of the Traded Shares and Warrants of the SPAC (the “Registration Statement”).

[12]	It should be clarified that the holding rate estimated above does not take into account the exercise of traded and non-traded warrants as well as the exercise of the non-registered rights to the Milestone Shares. Additional and up-to-date details on the matter will be provided as part of the convening of the Company’s General Meeting to approve the Merger Transaction.
[13]	After the payment of the transaction expenses of the SPAC and the Company and the payment of the remaining debts and obligations of the SPAC until the date of completion of the transaction, as detailed in the Merger Agreement.

6.	Conditions Precedent to the Merger Transaction: The completion of the Merger Transaction is dependent, among other things, on the existence of conditions precedent, the main ones of which are listed below: (1) the Minimum Amount in the SPAC Fund; (2) the approval of the Shareholders’ Meeting of the SPAC for the Merger Transaction; (3) the approval of the Company’s Shareholders’ Meeting for the Merger Transaction; (4) the receipt of approvals from third parties (including the Tel Aviv Stock Exchange and NASDAQ) as specified in the Merger Agreement; (5) the Registration Statement was declared effective in accordance with the Securities Laws in the US; (6) the carrying out of the Capital Consolidation as described above; (7) the Company has not received evidence that it will not be considered a foreign private issuer at the completion date; (8) amending the Company’s Articles of Association in the form agreed between the Parties; (9) The Shelf Offering Report for the issuance of the non-registered rights will be declared effective by the relevant authorities; (10) the correctness of the Parties’ representations and the absence of a prevention to the completion of the Merger Transaction; (11) there has been no material adverse effect in relation to the Company or the SPAC, as the case may be; (12) customary additional conditions for transactions of this type.

In accordance with the Merger Agreement, insofar as the Merger Transaction is not completed by December 31, 2023 or under certain conditions until a later agreed date, each of the Parties will be entitled to cancel the Merger Agreement. In addition, each party will have the right to cancel the Merger Agreement on the occurrence of customary events in agreements of this type.

As stated, the Parties intend to complete the Merger Transaction during the fourth quarter of 2023, however it is clarified that at this stage there is no certainty that this will occur in light of the conditions precedent to the Merger Agreement as detailed above, including the dependence on agreements, approvals and actions of third parties.

7.	General: The Merger Agreement includes representations of the Parties, as is customary in agreements of this type. In accordance with the provisions of the Merger Agreement, the representations given under it will expire on the date of completion. In addition, within the framework of the Merger Agreement, covenants were set for the interim period between the date of signing the Merger Agreement and the date of completion of the Merger Transaction (the “Interim Period”) as is customary in agreements of this type.

The Merger Agreement, the Merger Transaction and all other actions and engagements in connection with the Merger Transaction, which according to their terms will be signed at the same time as the signing of the Merger Agreement, were approved by the Company’s competent organs. It should be noted that the Company and the SPAC will be required to complete negotiations and approve additional ancillary agreements in connection with the Merger Transaction during the Interim Period, in accordance with the terms of the Merger Agreement (“the Additional Agreements”). The Company will publish on the dates set by law a detailed report regarding the Merger Transaction pursuant to which a General Meeting of the Company’s Shareholders will be summoned, for the purpose of approving the Merger Transaction and all other actions and engagements (including the Additional Engagements) in connection with the Merger Transaction by the Company’s Shareholders, and which will include, among other things, a detailed description of the Merger Transaction and its terms, including the reasons of the Company’s corporate organs for the approval thereof.

Promptly after the publication of this Report, the SPAC will publish on the SEC’s EDGAR system (Electronic Data Gathering, Analysis, and Retrieval system) an announcement regarding the Merger Transaction along with a copy of the Merger Agreement and ancillary agreements, which will be available at the SEC’s EDGAR system.

In accordance with the provisions of Rule 36(b) of the Securities Regulations (Periodic and Immediate Reports), 5730-1970, the Company delayed reporting of the aforementioned information since its publication could have impaired the Company’s likelihood of entering into the Merger Agreement and/or its terms. Upon the signing of the Merger Agreement by the Parties, the impediment delaying reporting was removed.

The foregoing regarding the completion of the Merger Transaction, including the planned timetables for its completion and the fulfillment of the conditions precedent, the consideration as detailed in Section 2 above, the percentages of holdings in the Company at the time of completion, the Value of the Milestone Shares (which may be fundamentally different at the time of their allocation compared to their value at the time of completion of the merger transaction), the percentage of redemption in the SPAC, engagements in the Investment Transactions and their completion and all the accompanying information in connection with the operations to be carried out as part of it, is considered “forward-looking information”, as this term is defined in the Securities Law, 5728-1968, based on the Merger Agreement signed between the Parties and the intentions and consents of the Parties. The aforementioned information may change or materialize, in whole or in part, among other things, in light of the conditions required for its realization as described above, being conditioned by the agreements and approvals of third parties, the conditions of the capital market in the USA and NASDAQ in particular, the Company’s share price at the time the milestone shares were allocated, and the Company’s risk factors detailed in Section 1.3.36 in the Chapter describing the Company’s business in the Company’s Periodic Report for 2022 (Reference No: 2023-01-023766), which is stated therein by way of reference.

Sincerely,

By: Boaz Weizer, CEO	ZOOZ Power Ltd.

About ZOOZ Power Ltd.

ZOOZ Power Ltd. (“ZOOZ”) is a leading provider of Flywheel-based Power Boosting solutions enabling ultra-green, ultra-fast electric vehicle charging anywhere.

ZOOZ is committed to eliminating range anxiety and helping to accelerate the mass adoption of electric vehicles around the world. ZOOZ’s goal is to enable the vast roll-out of cost-effective ultra-fast charging infrastructure while sustainably overcoming existing grid limitations.

ZOOZ pioneers its unique flywheel-based power boosting technology, enabling unlimited high-power charge and discharge cycles with a lifespan of more than 15 years, thus providing minimal total cost of ownership for ultra-fast EV charging infrastructure. As ZOOZ’s product is based on kinetic energy storage in flywheels, it is neither toxic nor based on rare earth materials, making it intrinsically sustainable.

ZOOZ’s sustainable, power-boosting solutions are built with longevity and the environment in mind, helping its customers and partners create the world’s most sustainable, reliable, long-lasting, and cost-effective fast-charging solutions.

About Keyarch Acquisition Corporation

Keyarch Acquisition Corporation (“Keyarch”) is a blank check company formed by Keyarch Global Sponsor Limited for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The company intends to focus its search for a target on disruptive technology and innovative services companies in developed economies, such as the U.S. and Israel or Southeast Asia, but may pursue a target in any stage of its corporate evolution or in any industry, sector or geographic location (except China (including Hong Kong and Macao)).

Important Information and Where to Find It

ZOOZ intends to file with the SEC a Registration Statement on Form F-4, which will include a proxy statement of Keyarch that constitutes a prospectus for ZOOZ securities and a proxy statement for Keyarch’s shareholders (the “Registration Statement”). The Registration Statement has not been filed with or declared effective by the SEC. Promptly after the Registration Statement is declared effective by the SEC, Keyarch will mail the definitive proxy statement and a proxy card to its shareholders. Investors and securityholders of Keyarch and other interested persons are advised to read, when available, the preliminary proxy statement to be filed with the SEC, and amendments thereto, and the definitive proxy statement in connection with Keyarch’s solicitation of proxies for the extraordinary general meeting to be held to approve the Business Combination Agreement and the transactions contemplated by the Business Combination Agreement (collectively, the “Transactions”) and other documents filed in connection with the proposed Transactions because these documents will contain important information about ZOOZ, Keyarch, the Company, the Business Combination Agreement and the Transactions. The definitive proxy statement will be mailed to shareholders of Keyarch as of a record date to be established in the future for voting on the Business Combination Agreement and the Transactions. The Registration Statement, including the definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the Transactions (when they become available), and any other documents filed by Keyarch with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov) or by writing to Keyarch at: 275 Madison Avenue, 39th Floor, New York, New York 10016. This report does not contain all the information that should be considered concerning the proposed Transactions and is not intended to form the basis of any investment decision or any other decision in respect of the proposed Transactions. This report is not a substitute for any registration statement or for any other document that ZOOZ or Keyarch may file with the SEC in connection with the proposed Transactions.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, THE ISRAELI SECURITIES AUTHORITY (ISA), OR ANY OTHER REGULATORY AUTHORITY, NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE PROPOSED TRANSACTIONS PURSUANT TO WHICH ANY SECURITIES ARE TO BE OFFERED OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Participants in the Solicitation

ZOOZ, Keyarch, and their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies from the holders of Keyarch securities in respect of the proposed Transactions. Information regarding Keyarch’s directors and executive officers and their ownership of Keyarch’s securities is set forth in Keyarch’s filings with the SEC. Additional information regarding the interests of the participants in the proxy solicitation will be included in the Registration Statement when it becomes available. These documents can be obtained free of charge from the sources indicated above.

No Solicitation or Offer

This communication shall not constitute an offer to sell or exchange or the solicitation of an offer to buy or exchange any securities pursuant to the proposed Transactions or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

This communication contains, and certain oral statements made by representatives of Keyarch and ZOOZ and their respective affiliates, from time to time may contain, “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Keyarch’s and ZOOZ’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “might” and “continues,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Keyarch’s and ZOOZ’s expectations with respect to future performance and anticipated financial impacts of the Transactions, the satisfaction of the closing conditions to the Transactions and the timing of the completion of the Transactions. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Most of these factors are outside of the control of Keyarch or ZOOZ and are difficult to predict. Factors that may cause such differences include, but are not limited to: (i) the inability of the parties to successfully or timely consummate the Transactions, including the risk that any required regulatory or other approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company following the Transactions (the “Company”) or the expected benefits of the Transactions, if not obtained; (ii) the failure to realize the anticipated benefits of the Transactions; (iii) the ability of Keyarch prior to the Transactions, and the Company following the Transactions, to maintain or list, as applicable, the Company’s shares on Nasdaq and TASE, including the ability to meet stock exchange listing standards following the consummation of the proposed Transactions; (iv) costs related to the Transactions; (v) the failure to satisfy the conditions to the consummation of the Transactions, including the approval of the Business Combination Agreement by the shareholders of Keyarch and ZOOZ, and the satisfaction of the minimum cash requirement of the Business Combination Agreement following any redemptions by Keyarch’s public shareholders; (vi) the risk that the Transactions may not be completed by the stated deadline and the potential failure to obtain an extension of the stated deadline; (vii) the outcome of any legal proceedings that may be instituted against Keyarch or ZOOZ related to the Transactions; (viii) the attraction and retention of qualified directors, officers, employees and key personnel of Keyarch and ZOOZ prior to the Transactions, and the Company following the Transactions (ix) the ability of Zooz prior to the Transactions, and the Company following the Transactions to maintain relationships with its suppliers and customers and the effect of the Transactions on its operating results and businesses in general; (x) the ability of the Company to compete effectively in a highly competitive market; (xi) the ability to protect and enhance ZOOZ’s corporate reputation and brand; (xii) the impact from future regulatory, judicial, and legislative changes to ZOOZ’s or the Company’s industry; (xiii) competition from larger technology companies that have greater resources, technology, relationships and/or expertise; (xiv) future financial performance of the Company following the Transactions, including the ability of future revenues to meet projected annual revenues; (xv) the ability of the Company to forecast and maintain an adequate rate of revenue growth and appropriately plan its expenses; (xvi) the ability of the Company to generate sufficient revenue from each of its revenue streams; (xvii) the ability of the Company’s patents and patent applications to protect the Company’s core technologies from competitors; (xviii) the Company’s ability to manage its marketing relationships and realize projected revenues from customers; (xix) the Company’s ability to meet its product and/or service sales targets; (xx) the Company’s ability to execute its business plans and strategy; (xxi) the occurrence of a material adverse change with respect to the financial position, performance, operations or prospects of Keyarch or ZOOZ; (xxii) the disruption of ZOOZ’s management’s time from ongoing business operations due to the announcement and consummation of the proposed Transactions; (xxiii) announcements relating to the transaction having an adverse effect on the market price of Keyarch’s securities and/or Zooz’s securities; (xxiv) risks associated with ZOOZ being an Israeli company located in Israel and the effect of any judicial reforms, security and terrorist activity in or affecting Israel; (xxv) the lack of a third party valuation in determining whether or not to pursue the proposed Transactions; (xxvi) limited liquidity and trading of Keyarch’s and/or ZOOZ’s securities; (xxvii)  inaccuracies for any reason in the estimates of expenses and profitability and projected financial information for ZOOZ and/or Keyarch; and (xxviii) other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the SEC, the TASE or the ISA by Keyarch or ZOOZ. Keyarch or ZOOZ caution that the foregoing list of factors is not exclusive. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements.  Forward-looking statements relate only to the date they are made, and readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date they are made. Keyarch and ZOOZ undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made whether as a result of new information, future events or otherwise, subject to applicable law.

Readers are referred to the most recent reports filed with the SEC by Keyarch and, as applicable, ZOOZ. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and neither Keyarch nor ZOOZ undertakes any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Nothing in this report should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made.

Contacts

ZOOZ Power Ltd.

Boaz Weizer

+972-86805566

marketing@zoozpower.com

Keyarch Acquisition Corporation

Jing Lu

jlu@keywisecapital.com